Exhibit 23.1(ii)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37344) pertaining to the M.A. Hanna Company 401(k) and Retirement Plan and Trust, of our report dated June 22, 2001, with respect to the financial statements and schedules of the M.A. Hanna Company 401(k) and Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 22, 2001